[To be provided to members who call and request the form.]


                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                              XANTHUS FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 1, 1999


--------------------------------------------------------------------------------
            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS
           NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BY, 12:00
             MIDNIGHT, NEW YORK TIME, ON FRIDAY, DECEMBER 31, 1999,
                          UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

          Complete This Notice of Withdrawal And Return Or Deliver To:

                                    PFPC Inc.
                                  P.O. Box 220
                               Claymont, DE 19703

                               Attn: Karl Garrett


                           For additional information:
                              Phone: (888) 697-9661
                                 (888) 520-3280
                               Fax: (302) 791-3225
                                 (302) 791-2387


Ladies and Gentlemen:

     Please  withdraw the tender  previously  submitted by the  undersigned in a
Letter of Transmittal dated                          .
                           --------------------------

Such tender was in the amount of:

     [_]  Entire limited liability company interest.

     [_] Portion of limited liability company interest expressed as a specific dollar value.

                                $              -
                                 --------------

     [_] Portion of limited liability company interest in excess of the Required Minimum Balance.

SIGNATURE(S).

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FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
------------------------                                     --------------------
AND JOINT TENANTS:
------------------

------------------------------------                         ------------------------------------
Signature                                                    Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


------------------------------------                         ------------------------------------
Print Name of Investor                                       Signature
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              ON SUBSCRIPTION AGREEMENT)


------------------------------------                         ------------------------------------
Joint Tenant Signature if necessary                          Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


------------------------------------                         ------------------------------------
Print Name of Joint Tenant                                   Co-signatory if necessary
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              ON SUBSCRIPTION AGREEMENT)


                                                             ------------------------------------
                                                             Print Name and Title of Co-signatory

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

Date:
     ----------------
                                      -2-